Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

CymaBay Therapeutics, Inc.

(Exact name of Registrant as specified in its charter)

Table 1: Newly Registered Securities

Security Type	Title of Securities to be Registered	Fee Calculation Rule	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, $0.0001 par value per share	Other (3)	2,587,841 (2)	$2.97 (3)	$7,685,888	$92.70 per $1,000,000	$712.48
Equity	Common Stock, $0.0001 par value per share	Other (4)	1,646,055 (2)	$2.95 (4)	$4,855,863	$92.70 per $1,000,000	$450.14
	TOTAL		4,233,896		$12,541,751		$1,162.62

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Registrant’s common stock that become issuable under the plans set forth herein as a result of any stock dividend, stock split, recapitalization, or other similar transaction effected without the receipt of consideration that results in an increase to the number of outstanding shares of Registrant’s common stock.

(2)	Represents additional shares of common stock available for issuance under the Registrant’s 2013 Equity Incentive Plan pursuant to the evergreen provisions of such plan.
(3)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) under the Securities Act on the basis of $2.97 per share with respect to shares reserved for future grant, which is the average of the high and low prices of a share of the Registrant’s common stock on the Nasdaq Global Select Market on March 15, 2022.

(4)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act on the basis of $2.95 per share with respect to outstanding options, which is the combined weighted-average exercise price for outstanding options granted under the Registrant’s 2013 Equity Incentive Plan.